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                                                                  Exhibit 10.21a


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment To Employment Agreement (the "Amendment") is entered into as of this 29th day of June, 1999 by and between The Penn Traffic Company (the "Company") and Joseph V. Fisher ("Executive").

         WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer pursuant to an Employment Agreement entered into as of October 30, 1998 (the "Employment Agreement");

         WHEREAS, the Company contemplates the reorganization of certain outstanding indebtedness and liabilities of, and equity interests in, the Company and certain of its subsidiaries through confirmation of a "pre-negotiated" plan of reorganization for the Company (the "Plan") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C.ss. 101 et seq., (the "Bankruptcy Code"); and

         WHEREAS, as part of the Company's reorganization (i) its Board of Directors (the "Board") will consist of nine members, six of whom will be selected by the Company's senior and subordinated noteholders and the other members will be Martin A. Fox, Gary D. Hirsch and the Executive and (ii) an Executive Committee of the Board, which will consist of Messrs. Hirsch and Fox and the Executive, will be appointed to manage the business of the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Executive shall continue to be employed as the President and Chief Executive Officer of the Company during the Term (as defined in the Employment Agreement). Further, as of the effective date of the Plan (the "Effective Date"), the Executive hereby accepts his (i) election as a member of the Board and (ii) appointment to the Board's Executive Committee, which shall manage the business of the Company and have all authority customarily delegated to the most senior executives of a company, subject to oversight by the entire Board. Executive will report to, and serve under the direction of, (i) the Chairman of the Executive Committee on all matters under the authority of the Executive Committee and (ii) the Board on all other matters.

         2. Paragraph 4(e) of the Employment Agreement shall be deleted in its entirety and the following shall be substituted in its place: "Subject to the terms of the

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Company's 1999 Equity Incentive Plan (the "Equity Plan"), Executive shall be granted as of the Effective Date, fully-vested options, to purchase 280,000 shares of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company with an exercise price equal to $18.30 per share. Such options shall be fully vested as of the Effective Date and generally must be exercised on or before the tenth anniversary of the Effective Date. To the extent permitted by the Internal Revenue code ("IRC"), such options will qualify as incentive stock options under the IRC. Further, no later than one year after the Effective Date, the Board's Compensation and Stock Option Committee (the "Committee") will review the Executive's performance and based on his performance and the Company's performance to date, the Committee shall consider and may, at its sole discretion, grant additional options to the Executive."

         3. Paragraph 14 of the Employment Agreement shall be revised only to add that the Company shall obtain "tail" coverage under its existing director's and officer's policy covering its current directors and officers for any claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date. The price and terms of such coverage shall be subject to the reasonable approval of the Informal Committee of holders of the company's senior and subordinated notes.

         4. The Executive hereby acknowledges that the Plan and the issuance of shares of Common Stock or the reconstitution of the Company's Board of Directors, in each case pursuant to the Plan shall not constitute a "change in control" for purposes of the Employment Agreement and/or any employee benefit plan, policy, arrangement, program or practice sponsored or maintained by the Company.

         5. Other than as amended herein, the Employment Agreement, subject to Paragraph 6 hereof, shall continue in full force and effect. In the event of a explicit conflict between the Employment Agreement and this Amendment, the Amendment will govern.

         6. This Amendment shall, subject to the prior approval of the Bankruptcy Court in the District of Delaware, become effective upon the date that the Bankruptcy Court in the District of Dealware declares the Plan to be effective.

         7. This Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one document.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE PENN TRAFFIC COMPANY


/s/ Martin A. Fox                           /s/ Joseph V. Fisher
------------------------------------        ------------------------------------
By: Martin A. Fox                           Joseph V. Fisher
Title: Vice Chairman--Finance